Exhibit 10.3(a)

AMENDMENT

to

2002 STOCK OPTION/STOCK ISSUANCE PLAN

of

THE ACTIVE NETWORK, INC.

The 2002 Stock Option/Stock Issuance Plan of The Active Network, Inc., a Delaware corporation (the “Plan”) is hereby amended, effective as of February 7, 2003, as follows:

1.	Notwithstanding any provision to the contrary, the Plan is hereby amended to include Article Four, Section XII to be and read in its entirety as follows:

“XII. RESTRUCTURING

A. On November 29, 2001, the Company entered into that certain Restructuring Agreement by and among the Company and those stockholders set forth on the signature pages thereto (the “Restructuring Agreement”), whereby each of the parties agreed to take all necessary and desirable action to simplify the capital structure of the Company (via merger or otherwise) (the “Restructuring”). In consideration of the Restructuring, any person to whom an option is granted under the Plan on or after January 1, 2002 shall be entitled to receive, upon exercise of such option, the same percentage of Common Stock (on a fully-diluted basis, assuming the conversion or exercise of all convertible or exercisable securities and assuming all reserved shares under the Plan or similar plans have been issued) after completion of the Restructuring as such person was entitled to receive, upon exercise of the option, immediately prior to the Restructuring. The exercise price of any such option shall be adjusted after the Restructuring so that the amount paid upon exercise of such option for that certain percentage of Common Stock shall be the same after completion of the Restructuring as it was immediately prior to the Restructuring.

B. Any person to whom an option is granted under the Plan on or after January 1, 2002, who shall have exercised such option prior to the Restructuring, shall be entitled to receive the same percentage of Common Stock of the Company (on a fully-diluted basis, assuming the conversion or exercise of all convertible or exercisable securities and assuming all reserved shares under the Plan or similar plans have been issued) after completion of the Restructuring as such person held immediately prior to the Restructuring.”

2.	Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, The Active Network, Inc. has caused this Amendment to be executed on its behalf by its duly authorized Chief Executive Officer as of the 7th day of February, 2003.

THE ACTIVE NETWORK, INC.

By:	/s/ David Alberga

	Name:	David Alberga
	Title:	Chief Executive Officer